LIMITED MATURITY GOVERNMENT FUND


A Joint Special Meeting of the Shareholders of the Fund was held on December 15, 1999 where shareholders voted on the election of Trustees and the ratification of PricewaterhouseCooper, as the independent public accountants. With regard to the election of J. Miles Branagan, as elected trustee by the shareholders of the Portfolio, 2,512,498 shares were voted in the affirmative and 33,499 shares were withheld. With regard to the election of Jerry D. Choate, as elected trustee by the shareholders of the Portfolio, 2,512,498 voted in the affirmative and 33,499 shares were withheld. With regard to the election of Linda Hutton Heagy, as elected trustee by the shareholders of the Portfolio, 2,514,495 shares were voted in the affirmative and 31,502 shares were withheld. With regard to the election of R. Craig Kennedy, as elected trustee by the shareholders of the Portfolio, 2,514,306 shares were voted in the affirmative and 31,691 shares were withheld. With regard to the election of Mitchell M. Merin, as elected trustee by the shareholders of the Portfolio, 2,512,498 shares were voted in the affirmative and 33,499 shares were withheld. With regard to the election of Jack
E. Nelson, as elected trustee by the shareholders of the Portfolio, 2,514,934 shares were voted in the affirmative and 31,063 shares were withheld. With regard to the election of Richard F. Powers, III, as elected trustee by the shareholders of the Portfolio, 2,512,498 shares were voted in the affirmative and 33,499 shares were withheld. With regard to the election of Phillip B. Rooney, as elected trustee by the shareholders of the Portfolio, 2,514,934 shares were voted in the affirmative and 31,063 shares were withheld. With regard to the election of Fernando Sisto, as elected trustee by the shareholders of the Portfolio, 2,514,934 shares were voted in the affirmative and 31,063 shares were withheld. With regard to the election of Wayne W. Whalen, as elected trustee by the shareholders of the Portfolio, 2,512,498 shares were voted in the affirmative and 33,499 shares were withheld. With regard to the election of Suzanne H. Woolsey, as elected trustee by the shareholders of the Portfolio, 2,514,435 shares were voted in the affirmative and 31,562 shares were withheld. With regard to the election of Paul G. Yovovich, as elected trustee by the shareholders of the Portfolio 2,514,874 shares were voted in the affirmative and 31,123 shares were withheld. With regard to the ratification of PricewaterhouseCooper to act as independent public accountants for the Portfolio, 2,526,496.437 shares were voted in the affirmative and 1,506 shares were voted against the proposal and 17,994 shares abstained from voting.